Exhibit 99.1

Groove Mobile, Inc.

Consolidated Financial Statements

December 31, 2007 and 2006

Groove Mobile, Inc.

Index

December 31, 2007 and 2006

Page(s)

Report of Independent Auditors	1

Consolidated Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)	4

Statements of Cash Flows	5

Notes to Financial Statements	6-21

Report of Independent Auditors

To the Stockholder of Groove Mobile, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of redeemable convertible preferred stock and stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Groove Mobile, Inc. and its subsidiaries at December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/: PricewaterhouseCoopers LLP

Boston, Massachusetts
May 30, 2008

Groove Mobile, Inc.

Balance Sheets

December 31, 2007 and 2006

	2007	2006

Assets
Current assets
Cash and cash equivalents	$531,425	$2,333,579
Accounts receivable, net of allowance for doubtful accounts of $4,000 at December 31, 2007 and 2006	1,221,049	1,743,274
Prepaid expenses and other current assets	227,939	137,358
Total current assets	1,980,413	4,214,211
Property and equipment, net	863,140	643,882
Other assets	155,317	89,421
Total assets	$2,998,870	$4,947,514

Liabilities and Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$938,759	$1,897,076
Accrued expenses	656,410	460,951
Loan payable	1,000,000	—
Current portion of capital lease obligations	272,267	10,065
Deferred revenue	618,711	529,100
Total current liabilities	3,486,147	2,897,192

Deferred revenue	143,638	77,707
Loan payable, net of discount	4,731,322	—
Redeemable convertible preferred stock warrant liability	745,274	433,647
Capital lease obligation	250,945	16,478
Total liabilities	9,357,326	3,425,024

Commitments (Note 9)

Redeemable convertible preferred stock and stockholders’ equity (deficit):
Seed redeemable convertible preferred stock, $0.01 par value; 165,000 shares authorized, issued and outstanding at December 31, 2007 and 2006 (liquidation value of $779,153 at December 31, 2007)	742,664	671,276
Series A redeemable convertible preferred stock, $0.01 par value; 5,883,548 shares authorized, issued and outstanding at December 31, 2007 and 2006 respectively (liquidation value of $11,875,209 at December 31, 2007)	11,723,272	10,922,318
Series A-1 redeemable preferred stock, $0.01 par value; 1,486,734 shares authorized, issued and outstanding at December 31, 2007 and 2006	14,867	14,867
Series B redeemable convertible preferred stock, $0.01 par value; 15,540,944 shares authorized, 14,943,217 shares issued and outstanding at December 31, 2007 and 2006 (liquidation value of $14,276,347 at December 31, 2007)	13,990,500	13,007,303
Total redeemable convertible preferred stock	26,471,303	24,615,764
Common stock, $0.00001 par value; 35,000,000 shares authorized; 1,467,729 and 1,060,441 shares issued and outstanding at December 31, 2007 and 2006, respectively	11	7
Additional paid-in capital	1,553,155	3,331,464
Accumulated other comprehensive income	9,972	—
Accumulated deficit	(34,392,897)	(26,424,745)
Total stockholders’ equity (deficit)	(32,829,759)	(23,093,274)
Total liabilities and redeemable convertible preferred stock and stockholders’ equity (deficit)	$2,998,870	$4,947,514

The accompanying notes are an integral part of these consolidated financial statements.

Groove Mobile, Inc.

Statements of Operations

Years Ended December 31, 2007 and 2006

	2007	2006

Revenue	$7,326,342	$4,531,203

Operating expenses
Cost of revenue	4,331,724	3,422,747
Research and development	4,569,896	5,169,106
Selling, general and administrative	6,057,858	4,957,862
Total operating expenses	14,959,478	13,549,715
Loss from operations	(7,633,136)	(9,018,512)
Other income (expense)
Interest income	54,191	103,110
Interest expense	(433,347)	(562,355)
Other expense	44,140	21,136
Total other income (expense), net	(335,016)	(438,109)
Net loss before cumulative effect of change in accounting principle	(7,968,152)	(9,456,621)
Cumulative effect of change in accounting principle (Note 6)	—	(84,255)
Net loss	$(7,968,152)	$(9,540,876)

The accompanying notes are an integral part of these consolidated financial statements.

Groove Mobile, Inc.

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Years Ended December 31, 2007 and 2006

	Seed		Series A		Series A-1		Series B		Total
	Redeemable Convertible		Redeemable Convertible		Redeemable Convertible		Redeemable Convertible		Redeemable				Note		Accumulated
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Convertible	Common Stock		Additional	Receivable	Deferred	Other		Stockholders’
	$0.01 Par Value		$0.01 Par Value		$0.01 Par Value		$0.01 Par Value		Preferred	$.00001 Par Value		Paid-In	from	Stock-Based	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Shares	Amount	Capital	Stockholder	Compensation	Income (Loss)	Deficit	(Deficit)
Balance, December 31, 2005	165,000	$887,460	7,370,282	$15,041,890	—	$—	—	$—	$15,929,350	1,025,441	$7	$—	$(41,779)	$(14,361)	$—	$(16,883,869)	$(16,940,002)
Exercise of common stock options										35,000		4,986					4,986
Stock-based compensation												32,664					32,664
Amortization of deferred stock-based compensation														14,361			14,361
Issuance of Series B redeemable convertible preferred stock, net of issuance costs of $149,244							12,516,930	10,321,167	10,321,167
Conversion of notes payable and accrued interest to Series B redeemable convertible preferred stock							2,426,287	2,029,589	2,029,589
Conversion of Series A preferred stock to Series A-1 redeemable convertible preferred stock			(1,486,734)	(3,057,653)	1,486,734	14,867			(3,042,786)			3,042,786					3,042,786
Cancellation of accrued dividends and reduction of liquidation preferences		(278,957)		(1,723,644)					(2,002,601)			2,002,601					2,002,601
Reclassification of preferred stock warrants to liabilities												(370,528)					(370,528)
Write off of note receivable from stockholder													41,779				41,779
Accretion of preferred stock to redemption value		62,773		661,725				656,547	1,381,045			(1,381,045)					(1,381,045)
Net loss																(9,540,876)	(9,540,876)
Balance, December 31, 2006	165,000	671,276	5,883,548	10,922,318	1,486,734	14,867	14,943,217	13,007,303	24,615,764	1,060,441	7	3,331,464	—	—	—	(26,424,745)	(23,093,274)
Exercise of common stock options										407,288	4	52,160					52,164
Stock-based compensation												25,070					25,070
Accretion of preferred stock to redemption value		71,388		800,954				983,197	1,855,539			(1,855,539)					(1,855,539)
Foreign currency translation adjustment, net of tax of $0															9,972		9,972
Net loss																(7,968,152)	(7,968,152)
Balance, December 31, 2007	165,000	$742,664	5,883,548	$11,723,272	1,486,734	$14,867	14,943,217	$13,990,500	$26,471,303	1,467,729	$11	$1,553,155	$—	$—	$9,972	$(34,392,897)	$(32,829,759)

The accompanying notes are an integral part of these consolidated financial statements.

Groove Mobile, Inc.

Statements of Cash Flows

Years Ended December 31, 2007 and 2006

	2007	2006

Cash flows from operating activities
Net loss	$(7,968,152)	$(9,540,876)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	544,685	111,685
Cumulative effect of change in accounting principle	—	84,255
Change in fair value of preferred stock warrant liability	(44,140)	(21,136)
Stock-based compensation	25,070	88,804
Noncash interest expense	94,100	561,236
Changes in assets and liabilities
Accounts receivable	522,225	(1,137,949)
Prepaid expenses and other assets	2,221	(116,885)
Accounts payable	(577,590)	878,017
Accrued expenses	195,459	148,852
Deferred revenue	155,542	(13,334)
Net cash used in operating activities	(7,050,580)	(8,957,331)

Cash flows from investing activities
Purchases of property and equipment	(499,809)	(303,421)
Increase in restricted cash	(107,500)	(81,000)
Net cash used in investing activities	(607,309)	(384,421)

Cash flows from financing activities
Proceeds from the issuance of common stock	52,164	4,986
Payments on capital lease obligation	(148,192)	(4,775)
Net proceeds from the issuance of redeemable convertible preferred stock	—	10,321,167
Debt issuance costs	(58,209)	—
Proceeds from Term Loan - February 2007	1,500,000	—
Repayment of Term Loan - February 2007	(1,500,000)	—
Proceeds from Term Loan - July 2007	250,000	—
Repayment of Term Loan - July 2007	(250,000)	—
Proceeds from Term Loan - August 2007	6,000,000	—
Net cash provided by financing activities	5,845,763	10,321,378
Effect of foreign exchange rates on cash and cash equivalents	9,972	—
Net (decrease) increase in cash and cash equivalents	(1,802,154)	979,626

Cash and cash equivalents
Beginning of year	2,333,579	1,353,953
End of year	$531,425	$2,333,579

Supplemental cash flow information
Cash paid for interest on term loans	$309,992	$—
Cash paid for interest on capital leases	29,257	1,027

Supplemental disclosures of noncash investing and financing activities
Accretion of redeemable convertible preferred stock	1,855,539	1,381,045
Conversion of notes payable to Series B preferred stock	—	2,029,589
Purchase of equipment under a capital lease	644,861	31,318
Reclassification of preferred stock warrant to liability	—	370,528
Issuance of warrants with term loans	355,767	—

The accompanying notes are an integral part of these consolidated financial statements.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

1.                            Organization and Operations

Groove Mobile, Inc. (the “Company” or “Groove Mobile”) was incorporated in Delaware on November 30, 2000 and commenced operations in March 2001.  The Company provides mobile music stores for wireless operators and mobile music retailers.  Services offered by the Company include full track mobile and video downloads and personalized music recommendations and music subscriptions.

The Company had negative working capital as of December 31, 2006. As more fully described in Note 11, on March 17, 2008, the Company was acquired by LiveWire Mobile which is a wholly-owned subsidiary of NMS Communications Corporation.

The Company is subject to a number of risks associated with emerging, technology-based companies.  Principal among these are the risks associated with marketing the Company’s products and services, dependence upon key individuals, competition from larger competitors, technological obsolescence and the possible need to obtain additional financing to fund future operations.

In April 2007, Groove Mobile established a wholly-owned subsidiary in the United Kingdom, Groove Mobile UK Limited.  In October 2007, Groove Mobile established a wholly-owned subsidiary in the People’s Republic of China, Groove Mobile Information Technology (Shanghai) Co., Ltd.

2.                            Summary of Significant Accounting Policies

Basis of Presentation

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

All intercompany balances and transactions have been eliminated in the financial statements.

Cash Equivalents

The Company considers all highly liquid investments purchased with a remaining maturity of 90 days or less to be cash equivalents.  Cash equivalents consist primarily of money market funds as of December 31, 2007 and 2006.

Restricted Cash

As of December 31, 2007, the Company has a letter of credit of $81,000 from a bank that was issued in lieu of a security deposit on the Company’s office space lease that expires in June 2009 and a letter of credit for $107,500 that expires May 2009 that was issued in lieu of a security deposit on the Company’s equipment lease.  Both letters of credit are collateralized by a certificate of deposit in the same amount held at the same financial institution.  As of December 31, 2007 and 2006, $81,000, relating to the office space, is classified as a long term asset as the lease expires in 2009.  As of December 31, 2007 and 2006, $107,500 and $0, respectively, is classified as a current asset as the Company expects to pay off the equipment lease in 2008.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

Foreign Currency Translation

The consolidated financial statements as of and for the year end December 31, 2007 include the accounts of Groove Mobile UK Limited as of April 1, 2007 and Groove Mobile Information Technology (Shanghai) Co., Ltd. as of October 1, 2007.  There has been no activity in the Groove Mobile Information Technology (Shanghai) Co. Ltd. during the year. Assets and liabilities of the Company’s subsidiary operating outside the United States, which operates in a functional currency other than U.S. dollars, are translated into U.S. dollars using year-end exchange rates.  Revenues and expenses are translated at the average exchange rate effective during the period from establishment of the Subsidiary to December 31, 2007.  Foreign currency translation gains and losses are included as a component of accumulated other comprehensive income (loss) within stockholders’ equity.  Gains and losses resulting from foreign currency transactions are included in other income (expense), net.

Revenue Recognition

The Company generates revenue primarily from providing mobile music downloads through wireless carrier systems to their subscribers’ mobile devices.  The Company receives a fee for each download, and revenue is recognized during the period in which the mobile download is delivered to the subscriber provided there is persuasive evidence of an arrangement, the fee is fixed or determinable, delivery of the service has occurred, and collectibility of the receivable is reasonably assured.  In the case of two customers, revenue is recognized during the period in which download activity is reported by the customers to Groove Mobile, typically one month in arrears of the provision of the downloads. The Company also receives certain integration fees which are recognized as revenue ratably over the expected customer life which is estimated to be the term of the contract (generally 12 to 24 months) commencing upon the launch of the service by the wireless carrier.  Payments received or billings made in advance of satisfying the criteria for revenue recognition are recorded as deferred revenue in the accompanying balance sheets.

Cost of Revenue

Cost of revenue includes royalties paid to content providers and publishers, licensing fees paid to third-party software providers, storage and hosting costs, depreciation of infrastructure equipment related to the delivery of services and personnel costs for employees who are principally engaged with the provision of services and maintaining the network operations.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets.  Assets held under capital leases are stated at the lesser of the present value of future minimum lease payments, using the Company’s incremental borrowing rate at the inception of the lease, or the fair value of the property at the inception of the lease.  The assets recorded under capital leases are depreciated over the lesser of the lease term or the estimated useful lives of the assets in a manner consistent with the Company’s depreciation policy.  Expenditures for maintenance and repairs are charged to expense as incurred.  Assets are depreciated over the following estimated useful lives:

Asset Classification	Estimated Useful Life

Computer equipment and purchased software	2 years
Furnitures and fixtures	3 years
Leasehold improvements	Lesser of estimated useful life or lease term

Fair Value of Financial Instruments

Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and the loan payable are carried on the financial statements at amounts that approximate fair value.  Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

Concentrations of Credit Risk and Significant Customers

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, restricted cash and accounts receivable.  Substantially all of the Company’s cash, cash equivalents, and restricted cash are held at one financial institution that management believes to be of high credit quality.  To manage accounts receivable credit risk, the Company continuously evaluates the creditworthiness of its customers and maintains allowances for potential credit losses.

At December 31, 2007 and 2006, the Company had four and three customers that accounted for approximately 85% and 87%, respectively, of the Company’s accounts receivable balance.  For the years ended December 31, 2007 and 2006, the Company had two and three customers, respectively, that accounted for approximately 68% and 78% of revenue, respectively.

Research and Development Costs

Expenditures for research and development are expensed as incurred.

Software Development Costs

The Company accounts for internally generated software development costs in accordance with SFAS 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.  Capitalization of software development expenses begins upon the establishment of technological feasibility and ceases when the product is available for general release.  The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technologies.  As the Company has a practice of releasing software shortly after reaching technological feasibility, there has traditionally been a very short passage of time between achievement of technological feasibility and the availability of the Company’s product for general release.  Therefore, the Company has not capitalized software development costs as of December 31, 2007 or 2006.

Income Taxes

Deferred tax assets and liabilities are recognized for the difference between the financial statement carrying amounts and the tax basis of existing assets and liabilities and for loss and credit carry forwards using tax rates expected to be in effect in the years in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Stock-Based Compensation

On January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123(R)”), which required the Company to recognize share-based payments to employees and directors as compensation expense using a fair value-based method in the statement of operations.  Prior to the adoption of SFAS No. 123(R) and as permitted by SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), the Company accounted for share-based payments to employees using the intrinsic value method pursuant to Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.  Therefore, no stock-based employee compensation expense had been recorded in connection with the issuance of employee and director stock options as all options granted under these plans were fixed awards and had an exercise price equal to the fair value of its common stock at the time of the grant.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the prospective transition method and, accordingly, did not restate the results of operations for the prior periods.  Under the prospective method, compensation expense is recognized for all awards granted on or after January 1, 2006.

Accumulated Other Comprehensive Income (Loss)

The Company has no element of comprehensive loss other than net loss for the year ended December 31, 2006.  In April of 2007, the Company opened a sales office in the UK with an entity which reports GBP as its functional currency.  As result, the Company reported $9,972 in 2007 as accumulated other comprehensive income (loss) related to the currency translation adjustment.

Guarantees

The Company's Articles of Incorporation provide that the Company will indemnify its officers and directors to the maximum extent permissible by Delaware law.  The maximum payment that the Company may be required to make under such provisions is unlimited.  The Company maintains directors and officers liability insurance, which may provide reimbursement to the Company for payments made to, or on behalf of, directors and officers pursuant to the indemnification provisions.  As a result of the Company’s directors and officers insurance policy coverage, the Company believes the estimated fair value of these indemnifications is minimal.  Accordingly, the Company has no liabilities recorded for these indemnifications as of December 31, 2007.

The Company leases office space under a noncancelable operating lease (Note 9).  The Company has standard indemnification arrangements under this lease that require it to indemnify the landlord against all costs, expenses, fines, suits, claims, demands, liabilities and actions directly resulting from any breach, violation or nonperformance of any covenant or condition of the Company’s lease.  Based on historical experience and information known as of December 31, 2007, the Company has not incurred any costs for the above guarantees as of December 31, 2007.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes (“FIN No. 48”), an interpretation of SFAS No. 109, Accounting for Income Taxes.  FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transitions.  FIN No. 48 is effective for private entities for fiscal years beginning after December 15, 2007.  Due to the Company’s significant net operation loss carryforwards, the Company does not anticipate that the adoption of FIN No. 48 will have a significant effect on its financial condition or results of operations.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”).  SFAS No. 157 establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company does not expect the adoption of SFAS No. 157 to have a material impact on its financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”).  SFAS No. 159 permits entities to choose, at specified election dates, to measure eligible items at fair value (“the fair value option”).  A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting period.  The accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company does not expect the adoption of SFAS No. 159 to have a material impact on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007) (“SFAS No. 141R”), Business Combinations, which replaces FASB Statement No. 141.  SFAS No. 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired.  The statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination.  SFAS No. 141R is effective for fiscal years beginning after December 15, 2008.  The adoption of SFAS No. 141R is not expected to have a material impact on the Company’s financial condition or results of operations.

3.                            Property and Equipment

Property and equipment consist of the following as of December 31, 2007 and 2006:

	2007	2006

Computer equipment and purchased software	$1,487,593	$771,717
Furniture and fixtures	26,971	36,679
Leasehold improvements	30,668	23,300
	1,545,232	831,696

Less accumulated depreciation and amortization	(682,092)	(187,814)
	$863,140	$643,882

The net book value of equipment under capital lease was $454,813 and $26,099 as of December 31, 2007 and 2006, respectively.  The Company incurred depreciation, including amortization of leasehold improvements of $544,685 and $111,685 for the years ended December 31, 2007 and 2006.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

4.                            Convertible Notes Payable

In December 2005, the Company issued $2,000,000 of convertible notes payable (the “Notes”), of which $1,500,000 were issued to stockholders and $500,000 were issued to a customer.  The Notes accrued interest at 8% and matured on February 28, 2006.  The Notes and accrued interest were convertible at any time, at the option of the holder, into Series A redeemable convertible preferred stock at a price equal to $1.75 per share.  The Notes automatically converted into shares of preferred stock upon the Company’s next qualified financing, as defined, on the same terms and conditions provided to other purchasers.

On February 13, 2006, the outstanding balance of the Notes of $2,000,000 and accrued interest of $29,589 were converted into 2,426,287 shares of Series B redeemable convertible preferred stock with a fair value of $2,029,589 (Note 6).  The Company recorded interest expense relating to these Notes of $19,288 for the year ended December 31, 2006.

In connection with the issuance of the Notes, the Company issued warrants to the note holders.  The warrants are exercisable for the purchase of the preferred stock issued in the next qualified financing for the number of shares equal to 25% of the outstanding principal balance divided by the preferred stock issuance price, or for the purchase of 284,981 shares of Series A redeemable convertible preferred stock in the absence of a qualified financing.  The exercise price of the warrant is equal to the purchase price of the next qualified financing or $1.75, in the absence of a qualified financing, and the warrants expire in December 2015.

In February 2006, upon the issuance of the Series B preferred stock, the warrants became exercisable for 562,461 shares of Series B preferred stock at an exercise price of $0.84.  At the date of issuance, the Company recorded the relative fair value of the warrants of $370,528 as a discount to the Notes.  Additionally, in accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company recorded an additional discount of $370,528 related to the beneficial conversion feature of the Notes.  These discounts were being amortized into interest expense over the term of the Notes.  The remaining unamortized discount was expensed upon conversion of the Notes in February 2006.  The Company recorded interest expense associated with the warrants of $541,948 for the year ended December 31, 2006.

At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: fair market value at the optional conversion price of $1.75 per share, 100% volatility, risk-free interest rate of 4.52%, no dividend yield, and a ten-year term.

5.                            Term Loan

During February 2007, the Company entered into a term loan with a bank for $1,500,000.  The term loan is payable over 36 months, accrues interest at a rate equal to the prime rate plus 1.5% and is collateralized by substantially all of the Company’s assets.  In August 2007, the loan was paid in full.  The Company recorded interest expense relating to this term loan of $58,723 for the year ended December 31, 2007.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

In connection with the loan, the Company issued warrants to purchase 53,796 shares of Series B redeemable preferred stock at a price of $0.84 per share which expire in February 2014.  The Company recorded interest expense associated with the warrants of $35,199 for the year ended December 31, 2007 as the loan was paid in full.  At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: fair market value at the optional conversion price of $0.84 per share, 82% volatility, risk-free interest rate of 4.63%, no dividend yield, and a seven-year term.

During July 2007, the Company issued a demand promissory note to its investors for $250,000.  The notes and accrued interest at 8% and were paid in full in August 2007.  The Company recorded interest expense of $329 for the year ended December 31, 2007.

During August 2007, the Company issued a term loan with a financing agency for $6,000,000.  The loan is payable in monthly installments of $200,000 beginning in August 2008, with the first 12 months paying interest only.  The loan matures in February 2011.  The interest rate of the loan is prime plus 2.25%.  The loan is collateralized by substantially all of the Company’s assets excluding existing operating and capital leases.  The Company recorded interest expense of $248,291 during 2007.

In connection with the loan, the Company issued warrants to purchase 537,957 shares of the Company’s Series B redeemable convertible preferred stock at $.0.84 per share and expire in August 2014.  The Company recorded interest expense associated with the warrants of $51,891 for the year ended December 31, 2007.  At the date of issuance, the fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions: fair market value at the optional conversion price of $0.8365 per share, 72% volatility, risk-free interest rate of 4.64%, no dividend yield, and a seven-year term.

6.                            Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Stock Split

In February 2006, the stockholders approved a one for five reverse stock split for all outstanding shares of common and preferred stock.  Accordingly, all common and preferred stock share and per share amounts have been retroactively restated to reflect the impact of the reverse stock split.

Common Stock

On May 12, 2003, an officer of the Company purchased 476,388 shares of common stock, of which 238,194 shares were purchased at $0.00001 per share for cash consideration of $12 and the remaining 238,194 shares were purchased at $0.18 per share in exchange for cash consideration of $12 and a promissory note of $41,779.  The shares of common stock were restricted and were subject to vesting over 48 months, subject to certain acceleration provisions.  The promissory note bears interest at a rate of 3.5% per annum and is payable on May 12, 2013 or upon a qualified public offering, as defined.  The promissory note may be prepaid at any time.  In August 2006, the officer was terminated without cause and all shares became fully vested as required under the term of the stock purchase agreement.  The Company wrote off the outstanding balance on the promissory note of $41,779 as stock-based compensation.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

On June 19, 2006, an officer of the Company purchased 899,536 shares of common stock at a purchase price of $0.06 per share for cash consideration of $9 and a promissory note of $56,662.  The shares of common stock are restricted and are subject to vesting over two separate vesting schedules:  642,526 shares are subject to equal monthly vesting over 48 months and the remaining 257,010 shares vest upon the earlier of (i) a qualified acquisition of the Company, as defined or (ii) June 19, 2012.  If the officer ceases to be employed by the Company, any unvested shares can be repurchased by the Company at $0.06 per share.  The promissory note bears interest at a rate of 5.06% per annum and is payable at the earliest of (i) June 19, 2012; (ii) the date the Company is sold, as defined; (iii) upon a qualified public offering, as defined; or (iv) the date the officer sells any of the restricted shares.  At December 31, 2007 and December 31, 2006, respectively, there are 631,816 and 792,448 shares of common stock still subject to restriction and the outstanding balance on the note receivable is $56,662.

This promissory note is considered to be, in substance, a nonrecourse note and in accordance with SFAS 123R, is accounted for as a stock option grant and the note receivable is not recorded until such time as it is repaid.  Accordingly, the Company will record stock based compensation based upon the fair value of the deemed option grant.  The Company has estimated the grant date fair value of the awards at $28,684 using the Black-Scholes option pricing model with the following weighted average assumptions:  (i) risk-free interest rate of 5.13% (ii) expected life of 4.6 years, (iii) volatility of 64% and (iv) no expected dividends.  During the year ended December 31, 2007 and 2006, respectively, the Company has recognized $3,563 and $3,353 of stock-based compensation relating to this award.  The unamortized stock-based compensation at December 31, 2007 is 21,768 which will be amortized over a weighted average period of 3.3 years.

A summary of the Company’s nonvested shares of common stock that have been issued under the Plan for the year ended December 31, 2007 and 2006, respectively, is as follows:

	2007		2006
		Weighted		Weighted
		Average		Average
		Purchase		Purchase
	Shares	Price	Shares	Price

Nonvested at January 1, 2007	792,448	$0.06	163,759	$0.09
Granted	—	$—	899,536	$0.06
Vested	(160,632)	$0.06	(270,847)	$0.08
Nonvested at December 31, 2007	631,816	$0.06	792,448	$0.06

In October 2006, the Company amended 1,157,500 options held by four employees to provide for additional acceleration of vesting if the employee is terminated without cause upon a change of control.  There was no incremental stock-based compensation expense recorded as a result of this modification.

Redeemable Convertible Preferred Stock

During 2001, the Company issued 165,000 shares of “Seed” redeemable convertible preferred stock (“seed preferred stock”) at $4.55 per share for gross proceeds of $750,000 and issuance costs of $57,892.  In connection with the issuance of the seed preferred stock, the Company issued warrants to purchase 330,000 shares of Series A redeemable convertible preferred stock (“Series A preferred stock”) at an exercise price of $25.00 per share.  The warrants were immediately exercisable and expired on March 8, 2003 unexercised.  The Company had recorded the relative fair value of these warrants of $175,897 as a reduction to the carrying value of the seed preferred stock.

During 2003, the Company issued 3,095,560 shares of Series A preferred stock at $1.75 per share for gross proceeds of $5,874,562 which consisted of cash proceeds of $4,307,993 and the conversion of convertible notes payable to stockholders, with accrued interest, of $1,566,569 and issuance costs of $103,910.  During, 2004, the Company issued 4,274,722 shares of Series A preferred stock at $1.75 per share for gross proceeds of $7,500,000.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

In February 2006, the Company issued 10,161,388 shares of Series B redeemable convertible preferred stock (“Series B preferred stock”), at $0.84 per share for gross proceeds of $8,500,000, which included the conversion of the outstanding balance of the Notes (Note 4) of $2,000,000, including accrued interest of $29,589.  In September 2006, the Company issued an additional 4,781,829 shares of Series B preferred stock at $0.84 per share for gross proceeds of $4,000,000.  Aggregate issuance costs related to the Series B preferred stock were $149,244.

In February 2006 in connection with the Series B preferred stock issuance, the Company effected a recapitalization of its preferred stock.  As a result, the Company converted 1,486,734 shares of Series A preferred stock with a carrying value of $3,057,653 to Series A-1 redeemable convertible preferred stock (“Series A-1 preferred stock”).  Additionally, all dividends that had previously been accrued on the seed preferred stock of $278,957 and Series A preferred stock of $1,723,644 were cancelled and the redemption value of the seed preferred stock was reduced to $4.10 per share.  The modified rights, preferences and privileges of the seed preferred stock, Series A preferred stock, Series A-1 preferred stock and Series B preferred stock after the recapitalization are as follows:

Voting

The holders of the outstanding shares of seed, Series A and Series B preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which each share of the seed, Series A and Series B preferred stock is then convertible.  The Series A-1 preferred stock does not have any voting rights.

Dividends

The holders of the seed, Series A and Series B preferred stock are entitled to receive dividends at an annual rate of $0.33, $0.14 and $0.07 per share, respectively on each outstanding share of the seed, Series A and Series B preferred stock, such amounts shall accrue daily, but not compound, whether or not earned or declared by the Board of Directors, beginning on the Series B original issuance date.  The Series A-1 preferred stock does not accrue dividends.

The following table summarizes the accrued dividends as of the years end 2007 and 2006:

	2007	2006
Seed	$101,840	$47,664
Series A	1,552,522	726,472
Series B	1,878,891	879,189
Total accrued dividends	$3,533,253	$1,653,325

Liquidation Rights

In certain events, including the liquidation, dissolution or winding-up of the Company the holders of the Series A and Series B preferred stock are entitled to receive, prior to and in preference to the holders of the seed, Series A-1 preferred stock and common stock an amount equal to $1.75 and $0.84 per share, respectively, plus any declared or accrued but unpaid dividends.  Upon availability of funds after Series A and Series B preferred stock payments, holders of seed preferred stock are entitled to receive, before any distribution or payment is made to any holders of Series A-1 preferred stock or common stock, an amount equal to $4.10 per share plus any declared or accrued but unpaid dividends.  Amounts remaining after the payment of the preferential amounts to the Series A, Series B and seed preferred stock shall be distributed among the holders of the seed, Series A, Series A-1 and Series B preferred stockholders and common stockholders on a pro-rata basis in proportion to the number of shares of common stock held by each on an as converted basis.

Conversion

Seed, Series A, Series A-1 and Series B preferred stockholders may convert their shares into common stock of the Company at any time at the option of the holder.  Each share of seed, Series A, Series A-1 and Series B preferred stock converts into common stock at an exchange ratio of $4.10, $1.75, $1.75 and $0.84, respectively, by the conversion price and is subject to certain antidilutive adjustments.  In addition, each share of preferred stock will automatically convert into common stock upon the completion of a public stock

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

offering involving aggregate gross proceeds of at least $30,000,000 or at the election of two-thirds of the holders of preferred stock.

Redemption

The seed, Series A, Series A-1 and B preferred stock is redeemable by the Company, at the request of at least two-thirds of the outstanding shares of Seed, Series A and B preferred stock, on or after February 13, 2010, at a per share price of $4.10, $1.75, $0.01 and $0.84, respectively, subject to certain adjustments, as defined, plus any accrued and unpaid dividends.  The seed, Series A, Series A-1 and B preferred stock is redeemable in three annual installments commencing 60 days from the redemption date.  The Company is accreting the seed, Series A, Series A-1 and Series B preferred stock to its redemption value over the period from issuance to February 13, 2010, such that the carrying amounts of the securities will equal the redemption amounts at the earliest redemption date.

Common Stock Warrants

In December 2005, the Company issued a warrant to a customer to purchase up to 80,000 shares of common stock at $1.75 per share that expires in December 2009.  The warrant is immediately exercisable for 20,000 shares of common stock and the remaining 60,000 shares are exercisable upon the achievement of certain milestones.  The Company is accounting for these warrants in accordance with EITF 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) (“EITF 01-09”).  Accordingly, as the warrant vests, the Company will record the fair value of the warrant as a reduction of revenue in its statements of operations.  As of December 31, 2007 and 2006, the warrant is exercisable for 40,000 and 30,000 shares of common stock, respectively.  The estimated fair value of the warrant was not material and accordingly, no reduction of revenue was recorded during 2007 or 2006.  The fair value of the warrant was determined using the Black-Scholes option-pricing model with the following assumptions as of December 31, 2007 and 2006, respectively:  fair value of common stock - $0.11 and $0.16 per share; expected life of 2 and 3 years; risk-free rate of 3.3% and 5.0%; volatility of 49% and 93% and no dividends.

Preferred Stock Warrants

Warrant issuances made by the Company are as follows:

•                       In connection with a 2005 convertible note, the Company issued warrants to purchase 284,981 shares of Series A redeemable convertible preferred stock in the absence of a qualified financing.  In February 2006, upon issuance of the Series B preferred stock, the warrant became exercisable for 562,461 shares of Series B preferred stock at an exercise price of $0.84 per share.

•                       In connection with certain 2007 term loans, the Company issued warrants to purchase 591,753 shares of the Company’s Series B preferred stock for an exercise price of $0.84 per share and are immediately exercisable.

Effective January 1, 2006, the Company adopted FASB Staff Position FAS 150-5 (“FSP 150-5”), Issuer’s Accounting Under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, which requires that warrants to purchase redeemable preferred stock be classified as liabilities upon adoption.  In addition, the value of the warrants is remeasured to the then-current fair value upon adoption of FSP 150-5 and marked to market at each reporting date thereafter.  The difference in fair value upon adoption is recorded as a cumulative effect of change in accounting principle in the Company’s statement of operations.  Subsequent changes in fair value are recorded to other income (expense).

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

The fair value of the warrants of $370,528 as calculated at the time of issuance was reclassified from equity to long-term liabilities upon adoption of FSP 150-5 on January 1, 2006.  The fair value of all outstanding warrants at the date of adoption was $454,783, resulting in a cumulative effect adjustment of $84,255.  On December 31, 2007 and 2006, the Company measured the fair value of the outstanding warrants to be $745,274 and $433,647, respectively.  The fair value of the warrants is estimated as of the years ended December 31, 2007 and 2006 using the Black-Scholes pricing model with the following weighted average assumptions:

	2007	2006

Stock price	$0.84	$0.84
Risk-free interest rate	3.9%	5.0%
Expected term (in years)	7.3 years	9 years
Volatility	79%	92%
Expected dividend	None	None

Stock Option Plan

The Company’s Board of Directors (the “Board”) adopted the Groove Mobile, Inc. 2001 Stock Option Plan (the “Plan”), which was amended in 2007.  The Plan provides for the grant of qualified incentive stock options and nonqualified stock options or other awards to the Company’s employees, officers, directors, advisors and outside consultants to purchase up to an aggregate of 5,676,038 and 4,626,038 shares of the Company’s common stock in 2007 and 2006, respectively.  The qualified incentive stock options generally vest over a four-year period and expire 10 years from the date of grant.  As of December 31, 2007 and 2006, respectively, the Company had 806,791 and 247,253 stock options available for future grant under the Plan.

The following table summarizes stock option activity for the Plan for the year ended December 31, 2007:

		Weighted	Weighted	Aggregate
		Average	Average	Intrinstic
		Exercise	Remaining	Value as of
	Number of	Price per	Contractual	December 31,
	Shares	Share	Term	2007
			(in Years)	(in Thousands)

Outstanding at December 31, 2006	3,375,125	$0.10

Granted	968,500	0.21
Exercised	(407,288)	0.13
Forfeited	(443,043)	0.10
Outstanding at December 31, 2007	3,493,294	$0.13	8.2	$154,543
Options exercisable at December 31, 2007	1,454,162	$0.13	7.4	$58,377

The aggregate intrinsic value was calculated based on the positive difference between the estimated fair value of the Company’s common stock at December 31, 2007 and 2006 of $0.11 and $0.16 per share, respectively and the exercise price of the underlying options.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

The intrinsic value of options exercised during 2007 and 2006, respectively was $15,340 and $986.

The exercise prices for options granted were set by the Board, whereby, the Board considered a number of factors in determining the option price, including the following factors:  (1) prices for the Company’s preferred stock, which the Company had sold to outside investors in arms-length transactions, and the rights, preferences and privileges of the Company’s preferred stock and common stock, (2) operating and financial performance, and (3) progress and milestones attained.

The weighted-average grant date fair value of options granted during the year ended December 31, 2007 and 2006, respectively, was $0.14 and $0.05 per share.

Stock-Based Compensation

Stock-based compensation expense is estimated as of the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period.  The Company estimates the fair value of its stock options using the Black-Scholes option-pricing model.  The expected term of options granted was calculated using the simplified method which represents the average of the contractual term of the option and the weighted-average vesting period of the option.  Expected volatility is based on volatility of similar entities that are publicly-held.  The risk free interest rate is the yield currently available on U.S. Treasury zero-coupon issues with a remaining term approximating the expected term used as the input to the Black-Scholes model.  For the years ended December 31, 2007 and 2006, the relevant assumptions used to determine the value of the stock option grants were as follows:

	2007	2006

Risk-free interest rate	4.9%	4.1%
Expected term (in years)	6.3 years	6.3 years
Volatility	82%	72%
Expected dividends	None	None

For all grants, the amount of stock-based compensation expense recognized has been adjusted for estimated forfeitures of awards for which the requisite service is not expected to be provided.  Estimated forfeiture rates are developed based on the Company’s analysis of historical forfeiture data.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

The Company recognizes the associated compensation expense on a straight-line basis over the vesting periods of the awards, net of estimated forfeitures.  The following table presents stock-based compensation expense included in the Company’s consolidated statement of operations for the years ended December 31, 2007 and 2006:

	2007	2006

Cost of revenue	$3,475	$139
Research and development	11,512	15,273
Selling, general and administrative	10,083	17,232
Total stock-based compensation expense	$25,070	$32,644

As of December 31, 2007 and 2006, respectively, the Company had $124,335 and $68,680 of total unrecognized compensation, net of estimated forfeitures that will be recognized over a weighted-average period of 3.3 years and 3.3 years, respectively.

The reverse stock split that occurred on February 13, 2006 resulted in a modification of all outstanding options as of that date; however, the modification did not result in any incremental stock based compensation.

In April 2006, in connection with an employee termination, the Company modified an option for the purchase of 381,042 shares of common stock whereby the vesting of 73,750 options were accelerated and the life of the vested options were extended by two years.  In 2006, the Company recorded incremental stock based compensation of $11,800 related to this modification.

During the years ended December 31, 2005 and 2004, the Company issued options to certain nonemployees for the purchase of 46,000 and 43,000 shares of common stock, respectively, at exercise prices of $0.18 per share, in consideration of services performed.  These options vest over periods of immediately to 48 months.  The Company has estimated the fair value of the nonemployee options issued in 2005 and 2004 at $7,319 and $6,828, respectively using the Black-Scholes option pricing model with the following assumptions:  (i) risk-free interest rate of 4.3% and 4.1% (ii) expected life of 10 years (term of awards), (iii) volatility of 100% and (iv) no expected dividends.  The options granted to nonemployees are subject to variable accounting over the service periods when the measurement date occurs.  During the years ended December 31, 2007 and 2006, the Company has recognized $606 and $1,174, respectively of stock-based compensation relating to these options.

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

Reserved Shares of Common Stock

The Company has reserved the following number of shares of common stock as of December 31, 2007 for the potential conversion of authorized preferred stock and the exercise of stock options and warrants:

Seed preferred stock	165,000
Series A preferred stock	5,883,548
Series A-1 preferred stock	1,486,734
Series B preferred stock	14,943,217
Common stock options	1,842,047
Common stock warrants	80,000
Preferred stock warrants	1,189,481
25,590,027

7.                            Income Taxes

The Company has not recorded a benefit for income taxes related to its operating losses for the year.  A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized.  Realization of the future tax benefits is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period.  Accordingly, a full valuation allowance has been established for the full amount of the deferred tax asset due to the uncertainty of the realization of the deferred tax asset.  Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2007 and 2006 are as follows:

	2007	2006

Deferred tax assets (liabilities)
Net operating loss carryforwards	$12,472,000	$9,429,000
Research and development tax credits	471,000	155,000
Capitalized research and development costs	13,000	53,000
Deferred revenue	289,000	226,000
Accruals and reserves	80,000	130,000
Property and equipment	157,000	6,000
Other	9,000	(2,000)
	13,491,000	9,997,000

Valuation allowance	(13,491,000)	(9,997,000)
Net deferred tax asset	$—	$—

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

At December 31, 2007 and 2006, the Company has federal and state net operating loss carryforwards of approximately $31,178,000 and $29,845,000, respectively, available to reduce future taxable income, which expire at various dates through 2027 for federal and 2012 for state.  The Company also has federal and state research and development tax credit carryforwards of approximately $340,000 and $199,000, respectively, available to reduce future tax liabilities which expire at various dates through 2027 and unlimited, respectively.  The valuation allowance increased by $3,494,000 and $3,840,000 during the years ended December 31, 2007 and 2006, respectively, primarily due to the increase in the Company’s operating loss.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership, including a sale of the Company or significant changes in ownership due to sales of equity, may have limited, or may limit in the future, the amount of net operating loss carryforwards which could be used annually to offset future taxable income.  The amount of any annual limitation is determined based upon the Company’s value prior to an ownership change.

8.                            Related Party Transactions

As of December 31, 2005, the Company had a convertible note payable with warrants to a customer (Note 4) that had an outstanding balance, including accrued interest, of $500,438.  In February 2006, the note was converted to Series B preferred stock.  During 2007 and 2006, the Company recognized revenue of $3,855,213 and $1,317,412, respectively, and had deferred revenue of $433,333 and $195,234, respectively, relating to this customer.  Additionally, this customer holds a warrant for the purchase of up to 80,000 shares of common stock (Note 5).

During 2006, the Company carried a note receivable from an officer for $41,779.  In August 2006, the officer was terminated and the Company wrote off the note receivable of $41,779 (Note 6).

9.                            Commitments

Operating Leases

The Company leases its office facility under a noncancelable lease which expires in June 2009.  The lease agreement provides for escalating payments over the life of the lease.  The Company records rent expense on the straight-line basis, and therefore, as of December 31, 2007 and 2006, respectively, the Company has a deferred lease obligation in the amount of $8,593 and $4,071.  Rent expense was $304,008 and $247,715 for the years ended December 31, 2007 and 2006, respectively.

Future minimum payments payable under this lease agreement are as follows as of December 31, 2007:

Years Ending December 31,
2008	$349,090
2009	170,370
Total minimum lease payments	$519,460

Groove Mobile, Inc.

Notes to Financial Statements

December 31, 2007 and 2006

Capital Lease

During 2006, the Company entered into a capital lease agreement for the purchase of equipment with an original fair value of $31,318.  Borrowings are payable in 36 equal monthly payments of principal, plus interest at 7%.  In 2007, the Company entered into additional capital lease agreements for the purchase of equipment with an original fair value of $644,861.  Borrowings are payable in 28-30 equal monthly payments of principal, plus interest of 8.5%-13%.

Future minimum payments payable under for capital leases are as follows as of December 31, 2007:

Years Ending December 31,
2008	$318,742
2009	247,798
2010	20,209
Total minimum lease payments	586,749

Less amounts representing interest	(63,537)
Present value of minimum payments	$523,212

10.                     Employee Benefit Plan

Effective January 1, 2004, the Company established a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code.  This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis, subject to legal limitations.  Company contributions to the plan may be made at the discretion of the Board of Directors.  There were no contributions made to the plan by the Company through December 31, 2007.

11.                     Subsequent Events

On February 13, 2008, the Company signed a note purchase agreement with certain stockholders to issue convertible promissory notes for an amount up to $2,100,000, of which $500,000 was initially issued.  The notes accrued interest at 8% and are convertible into shares of Series B Preferred Stock, as defined.  The notes were paid in full on March 17, 2008.

On March 16, 2008, LiveWire Mobile, Inc. (“LiveWire Mobile”), a Delaware Corporation, and a wholly-owned subsidiary of NMS Communications Corporation, and Quarry Acquisition Corp. (“Quarry”), a Delaware corporation and wholly-owned subsidiary of LiveWire Mobile, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company, and Charles River Ventures, LLC, as security holders’ representative.  Pursuant to the Merger Agreement, Quarry was merged with and into the Company on March 17, 2008.  After giving effect to the Merger, LiveWire Mobile was the sole stockholder of the Company.  At the effective time of the Merger, all outstanding shares of capital stock of the Company were converted into the right to receive cash consideration of $14,500,000 (the “Merger Consideration”).  The Merger Agreement also required $1,150,000 of the Merger Consideration to be held in an escrow account to settle certain claims for indemnification for breaches of or inaccuracies in the Company’s representations and warranties, covenants and agreements.